UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

Lancaster Colony Corporation

(Exact name of registrant as specified in its charter)

Ohio	000-04065	13-1955943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37 West Broad Street Columbus, Ohio		43215
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 224-7141

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2014, John L. Boylan, the Treasurer, Vice President, Assistant Secretary, Chief Financial Officer (principal financial and accounting officer), and director of Lancaster Colony Corporation (“Company”), notified the Board of Directors of the Company of his intention to retire as Treasurer, Vice President, Assistant Secretary, and Chief Financial Officer (principal financial and accounting officer) of the Company and its affiliates. The Board of Directors accepted the notice of Mr. Boylan’s retirement, which will be effective on July 1, 2014. Mr. Boylan will continue to serve as the Company’s Treasurer, Vice President, Assistant Secretary, and Chief Financial Officer until July 1, 2014. There were no disagreements with the Company on any matters relating to its operations, policies or practices that led to Mr. Boylan’s decision to retire. Mr. Boylan will remain a member of the Board of Directors of the Company.

A copy of the press release announcing Mr. Boylan’s retirement is attached hereto as Exhibit 99.1.

On June 18, 2014, the Board of Directors approved the appointment, effective as of July 1, 2014, of Douglas A. Fell, age 52, as Treasurer, Vice President, Assistant Secretary, and Chief Financial Officer, in which capacity he will serve as our principal financial and accounting officer. Mr. Fell has been with the Company since 1993, most recently serving as Senior Vice President of Finance of the Company’s wholly-owned subsidiary, T. Marzetti Company (“T. Marzetti”), since 2012, in which capacity he oversaw T. Marzetti’s finance and information technology functions. Between 2010 and 2011, Mr. Fell served as Senior Vice President of Strategic Development of T. Marzetti, in which capacity he oversaw T. Marzetti’s information technology and ERP functions. Between 2008 and 2010, Mr. Fell served as Senior Vice President of Operations of T. Marzetti, in which capacity he oversaw T. Marzetti’s information technology and plant operations functions. Mr. Fell also served as the Company’s Corporate Controller from 1993 to 1996. Prior to his employment with the Company, Mr. Fell was a Senior Audit Manager with Deloitte and Touche.

Mr. Fell will receive an annual base salary of $365,000 and an annual performance-based cash incentive award with an initial target of 0.30% of the Company’s value-added income, subject to adjustment in the discretion of the Company’s Chief Executive Officer and the Compensation Committee of the Board of Directors. Mr. Fell also will be eligible to participate in the Company’s benefits provided to other senior executives as well as benefits available to Company employees generally.

Item 7.01	Regulation FD Disclosure.

On June 19, 2014, the Company issued a press release announcing the appointment of Douglas A. Fell as the Company’s Treasurer, Vice President, Assistant Secretary, and Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1*	Press Release, dated June 19, 2014, entitled “Lancaster Colony Corporation to Name Douglas A. Fell as Chief Financial Officer; John L. Boylan Announces Retirement”

*	Furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lancaster Colony Corporation

Date: June 19, 2014	By:	/s/ John L. Boylan
John L. Boylan
Treasurer, Vice President,
Assistant Secretary,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release, dated June 19, 2014, entitled “Lancaster Colony Corporation to Name Douglas A. Fell as Chief Financial Officer; John L. Boylan Announces Retirement”

*	Furnished with this report.